                                                                    Exhibit 99.1

                                                  Contact: Haim Tsuff
                                                    Chief Executive Officer
                                                    713-621-3882
                                                    isramco@wordonline.nl
                                                    ---------------------
/FOR IMMEDIATE RELEASE/
                                                    John Swanson
                                                    Swanson Communications, Inc.
                                                    516-671-8582


              ISRAMCO, INC. TO ACQUIRE U.S. OIL AND GAS PROPERTIES

HOUSTON TX, February 22, 2008 - GFB Acquisition I, LP, GE Financial Services and Isramco, Inc. (NASDAQ: ISRL) have executed an agreement on February 15, 2008 pursuant to which GFB and GE have agreed to sell their varying working interests in certain producing oil and natural gas properties located in Texas, New Mexico and Oklahoma to Isramco for total consideration of approximately $102 million. The effective date of the transaction is January 1, 2008and it is expected the transaction will close in March 2008, subject to customary closing conditions.

The transaction includes mainly operated oil and natural gas properties in approximately 40 fields in East Texas, the Texas Gulf Coast, Permian, Anadarko and San Juan Basins. Significant fields are the Alabama Ferry Field in East Texas, the Bagley Field in West Texas and New Mexico, and the Esperson Dome Field on the Texas Gulf Coast. Net daily production from the properties is approximately 600 Barrels of oil and 3.5 MMCF of natural gas. Based on a reserve report prepared by a third party consulting firm as of January 1, 2008, total net proved developed producing reserves are approximately 2.7 million barrels of oil and 14 BCF of natural gas.

The Company anticipates that it will fund up to 5% of the purchase price from working capital, and that it will obtain third party loans to fund the rest of the purchase price. In connection with the entry into the agreements, on February 15, 2008, the Company and the Bank of Nova Scotia entered into a commitment letter pursuant to which the bank agreed to provide or arrange a secured revolving credit facility, subject to the execution of customary loan documents, and other customary closing conditions for transactions of this type. Under such credit facility, it is anticipated that the Company will be able to initially borrow up to $54 million.

GFB Acquisition I, LP is a Midland, Texas based operator of oil and gas properties, formed in a partnership with GE Financial Services to acquire and exploit properties located in onshore oil and natural gas basins in North America. .

Isramco, Inc. and its subsidiaries primarily engage in the acquisition, exploration, operation, and development of oil and gas properties in the United States. The company owns varying working interests in oil and natural gas wells in Louisiana, Texas, Oklahoma, and Wyoming.

Isramco, Inc. was founded in 1982 and is based in Houston, Texas.


                           FORWARD-LOOKING STATEMENTS

ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE- HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2006, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.



                                      # # #